Exhibit 2.k.2.i

FORM OF

AMENDMENT NUMBER [    ]

TO

FUND ACCOUNTING AGREEMENT

This Amendment Number [    ] (the “Amendment”) to that certain Fund Accounting Agreement, dated December 31, 2014, by and between Hartford Funds Management Company, LLC and the Registrants listed on Schedule A with respect to each series thereof (the “Agreement”) is made as of this [    ]th day of [    ] [          ].

WHEREAS, the parties hereto desire to amend Agreement to add Hartford Schroders Private Opportunities Fund as a party to the Agreement;

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties to the Agreement agree as follows:

1.	Effective as of the date on which it commences operations, Hartford Schroders Private Opportunities Fund, a Delaware statutory trust, is added as a party to the Agreement.

2.	Schedule A is deleted in its entirety and is replaced by Schedule A attached to this Amendment.

3.	Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

THE HARTFORD MUTUAL FUNDS, INC.

THE HARTFORD MUTUAL FUNDS II, INC.

HARTFORD SERIES FUND, INC.

HARTFORD HLS SERIES FUND II, INC.

HARTFORD FUNDS EXCHANGE-TRADED TRUST

LATTICE STRATEGIES TRUST

HARTFORD SCHRODERS PRIVATE OPPORTUNITIES FUND

__________________________________
Name:
Title:

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

__________________________________
Name:
Title:

1

Schedule A
 to the Fund Accounting Agreement

List of Funds

The Fund Accounting Agreement applies to the following Registrants on behalf of each of their current series (if any), each of which is referred to as a “Fund” and collectively are referred to as the “Funds,” as the context requires. This Schedule A is effective as of [          ].

THE HARTFORD MUTUAL FUNDS, INC.

THE HARTFORD MUTUAL FUNDS II, INC.

HARTFORD SERIES FUND, INC.

HARTFORD HLS SERIES FUND II, INC.

HARTFORD SCHRODERS PRIVATE OPPORTUNITIES FUND